Exhibit 99.1

TaoWeave Reports First Quarter 2026 Results; Treasury

Appreciation Drives Return to Net Income as Company Advances

Bittensor Ecosystem Operating Strategy

$1.7 Million in Q1 Net Income Driven by $2.2 Million Unrealized Gain on TAO Holdings

Eight Months of Bittensor Subnet Diligence Has Sharpened the Company’s View of Where Its Operating Experience Can Be Most Valuable to the Ecosystem

May 18, 2026, DENVER, CO. TaoWeave, Inc. (Nasdaq: TWAV), a technology company focused on Bittensor’s AI ecosystem, reported financial results for the first quarter ended March 31, 2026.

First Quarter 2026 Financial Highlights

●

Net income of $1.7 million, or $0.43 per diluted share, compared to a net loss of $0.7 million, or $(0.59) per diluted share, in Q1 2025.  Q1 2026 reflects a $2.2 million unrealized gain and a $52,000 realized gain on the Company’s TAO holdings.

●	Total revenue of $0.7 million, an increase of 14% year-over-year, including $86,000 of TAO staking revenue, a new revenue stream that did not exist in the prior-year period.

●

Debt-free balance sheet with $2.1 million in cash and cash equivalents plus 23,557 TAO tokens valued at $7.2 million (total liquid assets of $9.3 million) and working capital of $8.7 million at March 31, 2026.

●	Adjusted EBITDA loss narrowed 31% year-over-year to $0.5 million; operating loss narrowed 19% year-over-year to $0.6 million.

Treasury Performance and Staking Operations

During the first quarter of 2026, TaoWeave earned approximately 348 TAO tokens through staking, representing $86,000 of revenue at a segment gross margin of 93%. The Company sold 1,457 TAO tokens for cash proceeds of $522,000 to fund operations, recognizing a realized gain of $52,000 on the sale. As of March 31, 2026, the Company held approximately 23,557 TAO tokens with a fair market value of $7.2 million, representing approximately 72% of total assets, up from 66% at year-end 2025. The Company recorded an unrealized gain of $2.2 million on its TAO holdings for the quarter, reflecting the appreciation in the spot price of TAO from December 31, 2025 to March 31, 2026.

All TAO holdings remain fully staked across the Company’s institutional custodians, BitGo Trust Company and Kraken. Subsequent to quarter-end, the Company purchased an additional 1,900 TAO tokens for $506,000 in April 2026, bringing total TAO holdings to approximately 25,663 tokens as of the date of this release.

First Quarter 2026 Segment Results

TaoWeave reports results across three operating segments: Digital Assets, Managed Services, and Collaboration Products. Segment performance for the first quarter of 2026 was as follows:

●

Digital Assets: Revenue of $86,000 from TAO staking rewards (no comparable revenue in Q1 2025), with segment gross profit of $80,000, or 93%. Segment also recognized $2.2 million in unrealized gains and $52,000 in realized gains on the Company’s TAO holdings during the quarter.

●

Managed Services: Revenue of $422,000, down 17% year-over-year, reflecting customer disconnects and service-level reductions. Segment gross margin expanded to 47% from 27% in the prior-year period, primarily due to reduced personnel expenses.

●

Collaboration Products: Revenue of $199,000, up 75% year-over-year, driven primarily by spares orders and installation revenue. As previously disclosed, the Company announced end-of-life for the Mezzanine™ product line in December 2025 and expects no further product revenue, with minor maintenance revenue continuing through 2026.

●	Consolidated revenue grew 14% year-over-year to $707,000, with consolidated gross profit increasing 89% to $470,000 and consolidated gross margin expanding from 40% to 66%.

●

Total operating expenses of $1.0 million were modestly higher year-over-year, with corporate expenses essentially flat and the increase attributable primarily to stock-based advisory fees related to the Company’s digital asset treasury program.

●	One customer in the Managed Services segment accounted for 58% of consolidated revenue in the first quarter of 2026, compared to 81% in the first quarter of 2025.

Bittensor Ecosystem Activities

Over the past eight months, TaoWeave has evaluated approximately 30 Bittensor subnet teams operating in enterprise verticals where its senior leadership has previously operated. The markets evaluated include AI infrastructure and cloud computing, AI model development and training, enterprise computer vision, AI-driven trading, investment strategy and prediction markets, and AI-driven pharmaceutical research and drug discovery.

Through this diligence process, TaoWeave has identified several subnet teams developing differentiated technologies and beginning to demonstrate early signs of commercial traction. TaoWeave believes a number of these teams could benefit from a strategic partner with experience in enterprise go-to-market execution, customer acquisition, operational scaling, and translating technical innovation into contracted recurring revenue opportunities.

TaoWeave believes its operating background, enterprise relationships, and public market platform position TaoWeave to support the commercialization efforts of select subnet teams as the Bittensor ecosystem continues to mature.

Management Commentary

“Eight months of evaluating subnet teams across the Bittensor ecosystem has uncovered some great teams and services that have imminent traction in the commercial market,” said Pete Holst, Chief Executive Officer. “The technical work and the speed at which many of these teams are building is impressive, and a testament to how Bittensor is designed. The challenge several of them are working through is the same one every technology company faces at the transition from early product market fit to commercial scale. Building the infrastructure is one discipline. Scaling that infrastructure into contracted enterprise revenue is another. It requires capital ahead of revenue, enterprise sales and customer success capabilities, financial controls that can withstand customer diligence, and the operational and reporting discipline institutional customers expect.

Mr. Holst continued, “From those evaluations we have identified a small number of teams where TaoWeave believes its operating experience and enterprise background could provide meaningful strategic value beyond capital alone. As the Bittensor ecosystem continues to mature, we believe opportunities will emerge for experienced operators to help bridge the gap between technical innovation and enterprise adoption.”

Forward-Looking Statements and Risk Factors

This press release and any oral statements made regarding the subject of this release contain forward-looking statements as defined under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, that address activities that TaoWeave assumes, plans, expects, believes, intends, projects, estimates, or anticipates (and other similar expressions) will, should, or may occur in the future are forward-looking statements. TaoWeave’s actual results may differ materially from its expectations, estimates, and projections, and consequently, you should not rely on these forward-looking statements as predictions of future events. Without limiting the generality of the foregoing, forward-looking statements contained in this press release include statements relating to TaoWeave’s anticipated involvement in the Bittensor ecosystem. The forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties, including the volatility of market price for our securities, that may cause actual results in future periods to differ materially from such statements. Digital assets are highly volatile, and actual results may differ materially due to price fluctuations, regulatory changes, technological risks, or other factors described in the Company’s SEC filings. The Company’s concentration in TAO tokens represents significant market risk. A list and description of these and other risk factors can be found in the Company’s Annual Report on Form 10-K for the year ending December 31, 2025, the Company’s Form 10-Q filed on May 15, 2026, and in other filings made by the Company with the SEC from time to time. Any of these factors could cause TaoWeave’s actual results and plans to differ materially from those in the forward-looking statements. Therefore, the Company can give no assurance that its future results will be as estimated. The Company does not intend to, and disclaims any obligation to, correct, update, or revise any information contained herein.

Non-GAAP Financial Information

Adjusted EBITDA is a non-GAAP financial measure. See “GAAP to Non-GAAP Reconciliation” below for a reconciliation to net income (loss).

About TaoWeave, Inc.

TaoWeave, Inc. (Nasdaq: TWAV) is a public company focused on the Bittensor ecosystem, a decentralized, open-source protocol that coordinates the development and deployment of artificial intelligence models. The Company holds and stakes TAO, Bittensor’s native cryptocurrency, as its principal treasury asset and is planning to actively build an operating business around partnerships with Bittensor subnet development teams, with the objective of accelerating the commercial adoption of decentralized AI applications in North America. TaoWeave also operates legacy businesses centered around its patented Mezzanine™ product line and managed services for video collaboration and network solutions.

Investor Relations Contact

David Clark

investors@taoweave.com

(213) 683-8863 ext. 5

TAOWEAVE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

($ in thousands, except shares, par value, and stated value)

	March 31, 2026	December 31, 2025
ASSETS	(unaudited)
Current assets:
Cash and cash equivalents	$2,130	$2,258
Digital assets	7,209	5,395
Accounts receivable, net	135	138
Prepaid expenses and other current assets	500	424
Total current assets	9,974	8,215
Other assets	3	4
Total assets	$9,977	$8,219
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	272	112
Accrued expenses and other current liabilities	973	1,061
Deferred revenue	6	13
Total current liabilities	1,251	1,186
Total liabilities	1,251	1,186
Commitments and contingencies (see Note 10)
Stockholders’ equity:
Preferred stock Series F, convertible; $0.0001 par value; $176,000 stated value; 42,000 shares authorized, 150 shares issued and outstanding as of March 31, 2026 and December 31, 2025	—	—
Common stock; $0.0001 par value; 150,000,000 shares authorized, 3,327,399 shares issued, and 3,327,210 outstanding as of March 31, 2026 and December 31, 2025	—	—
Treasury Stock, 189 common shares	(181)	(181)
Additional paid-in capital	245,839	245,843
Accumulated deficit	(236,932)	(238,629)
Total stockholders’ equity	8,726	7,033
Total liabilities and stockholders’ equity	$9,977	$8,219

TAOWEAVE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

($ in thousands) (Unaudited)

	Three Months Ended
	March 31,
	2026	2025
Revenue	$707	$622
Cost of revenue	237	373
Gross profit	470	249
Operating expenses:
Research and development	—	3
Sales and marketing	7	8
General and administrative	1,022	929
Total operating expenses	1,029	940
Operating loss	(559)	(691)
Interest income, net	6	26
Realized gain on digital assets	52	—
Unrealized gain on digital assets	2,198	—
Other income, net	2,256	26
Income (loss) before income taxes	1,697	(665)
Income tax expense	—	7
Net income (loss)	$1,697	$(672)

GAAP to Non-GAAP Reconciliation:

	Three Months Ended
	March 31,
	2026	2025
Net income (loss)	$1,697	$(672)
Interest income, net	(6)	(26)
Unrealized gain on digital assets	(2,198)	—
Realized gain on sale of digital assets	(52)	—
Income tax expense	—	7
Stock-based expense	84	—
Adjusted EBITDA loss	$(475)	$(691)